Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-223334) of Concert Pharmaceuticals, Inc. and the related Prospectus;

(2)	Registration Statement (Form S-8 No. 333-195125) pertaining to the Amended and Restated 2006 Stock Option and Grant Plan and 2014 Stock Incentive Plan of Concert Pharmaceuticals, Inc.;

(3)	Registration Statement (Form S-8 No. 333-202453) pertaining to the 2014 Stock Incentive Plan of Concert Pharmaceuticals, Inc.;

(4)	Registration Statement (Form S-8 No. 333-209841) pertaining to the 2014 Stock Incentive Plan of Concert Pharmaceuticals, Inc.;

(5)	Registration Statement (Form S-8 No. 333-216459) pertaining to the 2014 Stock Incentive Plan of Concert Pharmaceuticals, Inc.;

(6)	Registration Statement (Form S-8 No. 333-223335) pertaining to the 2014 Stock Incentive Plan of Concert Pharmaceuticals, Inc.; and

(7)	Registration Statement (Form S-8 No. 333-229932) pertaining to the 2014 Stock Incentive Plan of Concert Pharmaceuticals, Inc.;
of our reports dated February 27, 2020, with respect to the consolidated financial statements of Concert Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Concert Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Concert Pharmaceuticals, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 27, 2020